Exhibit 10.1

SUBCONTRACT #RF-05-HFS-003

Between

THE UNLV RESEARCH FOUNDATION
Box 452036
Las Vegas, Nevada 89154-2036

And

ALTAIR NANOMATERIALS, INC.
204 Edison Way
Reno, Nevada 89502

This AGREEMENT, which will be known as SUBCONTRACT #RF-05-HFS-003, is by and between The UNLV Research Foundation, hereinafter referred to as UNLVRF and Altair Nanomaterials, Inc., 204 Edison Way, Reno, Nevada 89502, hereinafter referred to as SUBCONTRACTOR.

WITNESSETH THAT

WHEREAS, UNLVRF has been awarded Grant Number DE-FG36-03GO13063, Amendment A001, from the U.S. Department of Energy, Golden Field Office, for a project entitled “Hydrogen Filling Station; and

WHEREAS, SUBCONTRACTOR was proposed and has been approved for substantial subcontracted effort under the above referenced Grant;

NOW, THEREFORE, in consideration of the mutual covenants herein provided, the parties do agree as follows:

ARTICLE 1. SCOPE OF WORK

SUBCONTRACTOR agrees to perform the work described in APPENDIX A, SCOPE OF WORK, incorporated herewith into this agreement. SUBCONTRACTOR shall neither assign, transfer, nor delegate any rights, obligations or duties under this Subcontract without prior written consent of UNLVRF. UNLVRF may withhold consent for any reason.

ARTICLE 2. KEY PERSONNEL

UNLVRF:

Technical -	Dr. Robert F. Boehm
Technical Project Manager
UNLV Center for Energy Research
4505 Maryland Parkway Box 454027
Las Vegas, Nevada 89154-4027
(702) 895-4160
boehm@me.unlv.edu

Administrative -	Janice Wiedemann
UNLV Research Foundation
Box 452036
Las Vegas, Nevada 89154-2036
(702) 363-2294
Janice@CarlsonInc.biz

Contractual -	Thomas F. Williams
Executive Director
UNLV Research Foundation
Box 452036
Las Vegas, Nevada 89154-2036
(702) 939-4612
Thomas.Williams@ccmail.nevada.edu

SUBCONTRACTOR:

Technical:	Mr. Bruce Sabacky
Altair Nanomaterials, Inc.
204 Edison Way
Reno, Nevada 89502
(775) 858-3766
bsabacky@altairinc.com

Contractual:	Mr. Kenneth Lyon
Altair Nanomaterials, Inc.
204 Edison Way
Reno, Nevada 89502
(775) 858-3742
klyon@altairinc.com

ARTICLE 3. PERIOD OF PERFORMANCE

This Subcontract shall be effective for the period October 1, 2004 through December 31, 2005, unless extended by mutual agreement of the parties through an amendment to this Subcontract.

ARTICLE 4. TERMINATION

Either party may, at any time during the period of this Subcontract, terminate this Agreement with or without cause, by giving thirty (30) days written notice. Notice should be sent by registered or certified mail. In the event of termination, the parties agree to negotiate, in good faith, the payment of any work completed prior to the date of Notice of Termination and the receipt of equipment, data, reports, or other deliverables.

ARTICLE 5. CONSIDERATION AND PAYMENT

The total amount to perform the work identified in APPENDIX A, SCOPE OF WORK, is $500,000. The provisions of Grant DE-FG36-03GO13063 require at least 20% cost-sharing by the grantee. Therefore, UNLVRF will reimburse SUBCONTRACTOR for costs incurred in an amount not to exceed $400,000. SUBCONTRACTOR will cost-share the balance of estimated total project costs in an amount equaling at least $100,000 (refer to ARTICLE 6, COST-SHARING CONTRIBUTIONS).

APPENDIX B, BUDGET DETAIL, provides a detailed budget by Object Class Categories.

Payment Method. UNLVRF shall reimburse SUBCONTRACTOR for incurred allowable expenses not more often than monthly. SUBCONTRACTOR’s standard invoice, and a summary progress report itemizing each task identified in APPENDIX A, SCOPE OF WORK, must be submitted when requesting payment. SUBCONTRACTOR’S invoice must include Subcontract number, current and cumulative costs, and a certification as to its truth and accuracy. The invoice should also report on the amount and type of SUBCONTRACTOR’S cost share that was expended each month. Payment requests that do not follow the above guidelines shall be returned to the SUBCONTRACTOR. Payments will be made within thirty days of receipt of payment requests. Payment requests and/or any questions concerning payments should be directed to:

Elizabeth Dickson, Chief Financial Officer
UNLV Research Foundation
Box 452036
Las Vegas, Nevada 89154-2036
(702) 939-4616
Elizabeth.Dickson@ccmail.nevada.edu

ARTICLE 6. COST-SHARING CONTRIBUTIONS

SUBCONTRACTOR shall share in all allowable and allocable costs resulting from the work performed under this Subcontract. All cost sharing, including cash and third party in-kind contributions, must be verifiable from the SUBCONTRACTOR’S records. Special terms and conditions applicable to cost sharing can be found at 10 CFR 600.224.

Any cost sharing shall defray only the allowable costs of the project in accordance with the statutes, regulations, applicable cost principles, and other terms and conditions cited herein. UNLVRF shall not share any costs above and beyond the amounts obligated in this Subcontract.

ARTICLE 7. REPORTING REQUIREMENTS

SUBCONTRACTOR shall provide technical and financial reporting in accordance with the requirements and instructions set forth in APPENDIX C, REPORTING REQUIREMENTS. Failure to comply with the reporting requirements will be considered a material noncompliance with the terms of this Subcontract. Noncompliance may result in the withholding of future payments, the suspension or termination of this Subcontract, and/or the withholding of future agreements.

A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this Subcontract and/or other contractual documents, may also result in a debarment action to preclude future agreements.

ARTICLE 8. INDEPENDENT CONTRACTOR

For purposes of this Subcontract, SUBCONTRACTOR and its employees shall be classified as an “Independent Contractor” and not as employees of UNLVRF.

ARTICLE 9. SUBCONTRACT MONITORING REQUIREMENT

Under the provisions of OMB Circular A-133, UNLVRF is required to monitor federally funded subcontractor activities. SUBCONTRACTOR must assure UNLVRF that it complies with applicable OMB circulars and that it will notify UNLVRF of completion of required audits and of any adverse findings which impact this Subcontract. Relevant OMB Circulars are available at: http://www.whitehouse.gov/omb/circulars/

ARTICLE 10. PUBLIC DISCLOSURE

SUBCONTRACTOR shall not make publicity releases in connection with this Subcontract without prior review and approval of the UNLVRF. This does not include routine announcements of awards or research results in research publications. Proposed publicity releases shall be submitted to the UNLVRF Project Manager for such review and approval.

ARTICLE 11. AGREEMENT TO TERMS AND CONDITIONS

Flow-down provisions required under the special and general provisions of Grant DE-FG36-03GO13063 or required under standard federal regulations shall apply to this Subcontract. Terms and conditions applicable to SUBCONTRACTOR are covered in APPENDIX D, SPECIAL TERMS AND CONDITIONS. Within these flow-down provisions, references to “Recipient” shall be understood to apply to SUBCONTRACTOR, and references to DOE shall be understood to apply to UNLVRF. References to “Technical Officer” and “Contracting Officer” shall be understood to mean the UNLVRF Key Personnel listed in ARTICLE 2 of this Subcontract. APPENDIX E includes the applicable intellectual property reference information.

ARTICLE 12. SEVERABILITY

In the event any one or more of the provisions of this Subcontract shall, for any reason, be held to be invalid, illegal, or unenforceable, then notwithstanding such provision, the remainder of this Subcontract shall remain in full force and effect, and such term or provision shall be deemed stricken.

ARTICLE 13. APPLICABLE LAW

SUBCONTRACTOR agrees to comply with all relevant local, state, and federal statutes and regulations. This Subcontract shall be governed exclusively by the laws of the State of Nevada.

ARTICLE 14. INDEMNIFICATION

SUBCONTRACTOR hereby acknowledges that UNLVRF is a separate nonprofit, educational and charitable corporate entity. It does not have the power to pledge State of Nevada and or the University of Nevada, Las Vegas (UNLV) funds or credit. Further, the State of Nevada and/or UNLV cannot assume any debts of UNLVRF. Each party to this Subcontract shall bear responsibility for its own negligent acts to the extent allowed by law.

ARTICLE 15. FORCE MAJEURE

Neither party shall be responsible to the other for failure to perform any of the obligations imposed by this Subcontract, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, government interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties, labor shortage or any cause beyond its reasonable control.

ARTICLE 16. ENTIRE AGREEMENT

This Subcontract, together with all attachments, exhibits and other appendixes hereto, constitutes the entire agreement between the parties and supersedes all previous agreements with respect to the subject matter hereof.

IN WITNESSETH THEREOF

The parties have executed this SUBCONTRACT #RF-05-HFS- 003:

(1)	ALTAIR NANOMATERIALS, INC.

By:_________________________________Date:______________
Name: (printed)
Title:

(2)	THE UNLV RESEARCH FOUNDATION

By:_________________________________Date:_______________
Thomas F. Williams, Executive Director

APPENDIX A

UNLV Research Foundation Subcontract #RF-05-HFS-003

HYDROGEN FILLING STATION

ALTAIR NANOMATERIALS, INC.

SCOPE OF WORK

The work product under this grant and described in the following objectives will be performed as a joint effort between Altair Nanomaterials, Inc. and Hydrogen Solar.

ALTAIR SCOPE OF WORK

Altair’s scope of work for the one year duration of the project will focus on development of an iron oxide coating for the front cell anodic electrode of the H-Solar’s Tandem Cell. The development program will encompass the following primary points:

Task I-1
•	Determination and selection of a synthesis route for nano-scale Fe oxide (20-100 nm)
•	Testing of the Fe oxide coatings for photocatalytic activity (PCA) using solar simulation test equipment and other characterizations
•	Optimization of the PCA of the Fe oxide coating through doping, coating, particle morphology adjustment, etc.

Task I-2
•	Development of a deposition technique for applying the Fe oxide to both conducting glass and conducting polymer substrates.
•	Testing of the Fe oxide coatings for electrolyte compatibility

Task I-1

The initial portion of the program will concentrate on the synthesis of nanometer scale Fe oxide. This effort will consist of:

•	Survey of literature addressing Fe oxide synthesis
•	Survey of commercially available nano-sized Fe oxides
•	Studies of selected one-stage and two-stage solution pyrolysis processes for synthesis of Fe oxides
•	Studies of selected low-temperature synthesis routes, including hydrothermal processing routes, and sol-gel processing of heterometal alkoxide precursors.

To evaluate each of the oxides generated by whatever method, test cells will be fabricated according the techniques already developed by Hydrogen Solar. Transfer from H-Solar to Altair of the required laboratory “know-how” for making the test cells must occur to maintain efficiency in the progress of the program. Once satisfactory test cells are made, evaluation of materials will be performed in “round robin” fashion, using solar simulator equipment at Altair and at H-S and then at “third party” laboratories.

In the evaluation of each source of Fe oxide, a means to dope the oxide will be developed and then used to study a range of appropriate doping elements and doping element concentrations.

Task I-2

Once an optimal group of Fe oxides is identified through variation of particle size , morphology and coating, and doping type and concentration, a deposition technique for applying the oxide in thin film on a conductive substrate will be developed. Both conductive glass and conductive polymers will be used as substrates. And again, this portion of the development program will build upon whatever deposition techniques have already been developed by H-Solar.

It is tempting to consider each of the above sections of the development program as occurring in series, with the synthesis route developed first, followed by doping strategies, and finally the deposition of the doped oxide on a substrate. And for practical reasons this is how the program will probably unfold. It is necessary, however, to be aware that each area of development impacts on other areas all the way downstream. Selection of an oxide synthesis route will impacted by the type and concentration of a desired dopant. And likewise, the selection of an oxide type and dopant will have to be considered in light of compatibility with the cell electrolyte and deposition technique.

APPENDIX B

UNLV Research Foundation Subcontract #RF-05-HFS-003

HYDROGEN FILLING STATION

ALTAIR NANOMATERIALS, INC.

BUDGET DETAIL

DOE F4600.4 10-9-82	U. S. Department of Energy					OMB Control No. 1910-0400
Replaces EIA- 459c All other Editions are Obosolete	Federal Assistance Budget Information
	OMB Budget Disclosure Statement
Public reporting burder for this colection of information is estimated to average 1.87 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.
Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to
Office of Information Resources Management, AD-241.2 - GTN. Paperwork Reduction Project (1910-0400), U.S. Department of Energy, 1000
Independence Avenue, S.W. , Washington, DC 20585; and to the Office of Management and Budget (OMB), Paperwork Reduction Project (1910-0400)
Washington, DC 20503.

1. Program/Project Identification No.		2. Program/Project Title

DE-FG36-03GO13063 - Subcontract		Hydrogen filling station
3. Name and Address					4. Program/Project Start Date
University of Nevada, Las Vegas Research Foundation					10/1/2004
Box 451037					5. Completion Date
Las Vegas, NV 89154-1037					12/31/2004
SECTION A - BUDGET SUMMARY

Grant Program	Estimated Unobligated Funds			New or Revised Budget
Function	Federal
or Activity	Catalog No.	Federal	Non-Federal	Federal	Altair	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
DE-FG36-03GO13063 - Subcontract	81.087			$400,000	$100,000	$500,000

5. TOTALS				$400,000	$100,000	$500,000
SECTION B - BUDGET CATEGORIES
	Grant Program, Function or Activity					Total
6. Object Class Categories	Federal		Altair	(3)	(4)	(5)
a. Personnel	$73,462		$18,365	$0	$0	$91,827
b. Fringe Benefits	$28,136		$7,034	$0	$0	$35,170
c. Travel	$4,920		$1,230	$0	$0	$6,150
d. Equipment	$112,000		$28,000	$0	$0	$140,000
e. Supplies	$20,000		$5,000	$0	$0	$25,000
f. Contractual	$0		$0	$0	$0	$0
g. Construction	$0		$0	$0	$0	$0
h. Other	$0		$0	$0	$0	$0
i. Total Direct Charges	$238,518		$59,629	$0	$0	$298,147
j. Indirect Charges	$161,482		$40,370	$0	$0	$201,852
k. TOTALS	$400,000		$100,000	$0	$0	$500,000
7. Program Income

APPENDIX C

UNLV Research Foundation Subcontract #RF-05-HFS-003

HYDROGEN FILLING STATION

ALTAIR NANOMATERIALS, INC.

REPORTING REQUIREMENTS

UNLV RESEARCH FOUNDATION
SUBCONTRACT # RF-05-HFS-003
ALTAIR NANOMATERIALS, INC.
HYDROGEN FILLING STATION
REPORTING REQUIREMENTS

Reporting Requirement	Frequency	No. of Copies
Management Reporting
1. Technical/Budget Accomplishment Report[1]
2. Special Status Report[2]

Scientific/Technical Reporting
(Reports/Products must be submitted with appropriate
DOE F 241. DOE 241 forms are available at www.osti.gov/elink.)
1. Final Scientific/Technical Report (Form DOE F 241.3)[3]

Financial Reporting
1. SF-269 Financial Status Report[4]

Closeout Reporting
1. Final Invention and Patent Report[5]
2. Property Certification4

Other Reporting
1. Other[6]

	Monthly As required See Footnote See Footnote See Footnote See Footnote See Footnote	3 2

APPENDIX D

UNLV Research Foundation Subcontract #RF-05-HFS-003

1 Monthly reports should summarize technical progress against tasks and milestones and provide a budget accomplishment report (actual expenditures vs. budget plan). The report should be submitted NLT the 5th of the month for the previous month’s activities to the UNLVRF Management/Contractual point of contact.
2 Provides notice of problems, delays, or adverse conditions which materially impair the awardee’s ability to meet the objectives of the award or developments that have a significant favorable impact on the project. The report must include the remedial action to be taken to correct or resolve any problem or adverse condition.
3 This form and instructions are available on E-link. If there is any patentable material, protected data, or SBIR/STTR data in the report, the recipient must, consistent with the data protection provisions of the grant, clearly identify patentable or protected data on each page of the report, identify such material on the cover of the report, and mark the appropriate blocks in Section K of the DOE F 241.3. Reports must not contain any proprietary data (limited rights data), classified information, information subject to export control classification, or other information not subject to release. Protected data is specific technical data, first produced in the performance of the award that is protected from public release for a period of time by the terms of the award agreement.
4 Monthly financial reports are to be submitted to the Project Manager showing federal and non federal funds spent in each budget category for the month with cumulative balances from the start of the subcontract, the format of which will be decided upon by the Project Manager and the subcontractor.
5 Patent certification (OMB No. 1902-0121) and Financial Assistance Property Certification (AA-88) are required. UNLVRF will provide detailed closeout reporting instructions, including appropriate forms, to the contractor by letter upon award expiration.
6 Three copies of reports, reprints, conference papers, etc. must be submitted to UNLVRF for submittal to DOE as soon as possible after the event occurs (10 CFR 605.19(a) (3)).

HYDROGEN FILLING STATION

ALTAIR NANOMATERIALS, INC.

SPECIAL TERMS & CONDITIONS

Award # DE-FG36-03GO13063

SPECIAL TERMS AND CONDITIONS

1.	EXPLANATION OF AWARD CONTENTS

These special terms and conditions neither restate all of the provisions of the applicable statutes and regulations, nor represent an exhaustive listing of all requirements applicable to this award. Rather, they are emphasized by inclusion here because (1) they are invoked with high frequency or (2) their violation is a matter of serious concern. In addition to the provisions of this appendix, the sections listed below of 10 Code of Federal Regulations (CFR) 600 are specifically emphasized:

10 CFR 600.3, Definitions
10 CFR 600, 26, Funding
10 CFR 600,121, Standards for Financial Management Systems
10 CFR 600.125, Revision of Budget and Program Plans
10 CFR 600.127, Allowable Costs

10 CFR 600 can be found at:

http://www.access.gpo.gov/nara/cfr/waisidx_00/10cfr600_00.html

2.	ORDER OF PRECEDENCE

Any inconsistency in this award shall be resolved by giving precedence in the following order: (1) statutory provisions; (2) 10 CFR Part 600 and any other applicable Subpart Program Rule(s), Executive Orders and applicable OMB Circular provisions; (3) DOE F 4600.1, NFAA and all its attachments; and (4) the UNLVRF application.

3.	PAYMENT PROVISIONS

The [DOE] Contracting Officer may have vouchers and statements of costs, which are recorded against this award, verified at any time prior to the end of the required retention period for award records. These cost verification reviews may cover all costs recorded or any portion thereof as determined by the Contracting Officer. Each payment shall be subject to reduction of amounts in the related invoice or voucher, which are found by the Contracting Officer, on the basis of audit, not to constitute allowable costs. If a final audit of costs has not been performed prior to close out of the award, DOE or its successor agency shall have the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit when conducted.

4.	STATEMENT OF FEDERAL STEWARDSHIP

DOE will exercise normal Federal stewardship in overseeing the program activities performed under this grant. These activities will include, but are not limited to, conducting site visits; reviewing performance and financial reports; temporary intervention in unusual circumstances to correct deficiencies which develop during a project; ascertaining compliance with terms and conditions; and reviewing technical performance after project completion to insure that the grant’s objectives are accomplished.

5.	PROJECT SITE ACCESS

At the request of the Contracting Officer or Project Officer, the Recipient shall provide Government officials and interested members of the public as determined by DOE, with access to the project site to observe project operations, except where access must be limited due to valid safety or security concerns. Requests for access shall be submitted in a reasonable amount of time in advance.

The Recipient shall provide access at reasonable times and within reasonable limitations on the number of people during each visit.

Access for the interested members of the public may generally be restricted to certain areas such that proprietary information and expertise is not compromised. The Recipient shall have access approval rights but shall not unreasonably withhold such approval.

6.	LOBBYING RESTRICTIONS

The Recipient agrees that none of the funds obligated on this award shall be expended, directly or indirectly, to influence Congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

7.	PUBLIC ACCESS TO INFORMATION

The Recipient recognizes that any documents it submits to DOE under this award are subject to public disclosures under the Freedom of Information Act (“Act”), as amended, and the DOE Implementing Regulations (10 CFR 1004). The Act requires public access to information in DOE’s possession, unless that information is protected under an exemption to the Act and does not require Recipients, their sub-recipients or their contractors to permit public access to their records. An exemption to the Act protects confidential or proprietary, commercial information, personnel information, financial information and trade secrets submitted by the Recipient provided that such information has not previously been made available to the public. Prior to responding to a request for the Recipient’s information in the possession of DOE, DOE will obtain the Recipient’s opinions on whether the information should be exempted.

8.	ACKNOWLEDGMENT OF DOE SUPPORT IN ANY PUBLICATIONS

Publication of the results of this award is encouraged subject to any applicable restrictions in 10 CFR 600.27 (Patents and Data Provisions). Any article published shall include an acknowledgment that the research was supported, in whole or in part, by a DOE award (with award number) and a statement that such support does not constitute an endorsement by DOE of the views expressed in this article.

9.	FOREIGN TRAVEL REQUIREMENTS

Foreign travel is any travel outside Canada and the United States and its territories and possessions or for Recipients located in another country, travel outside that country. The International Air Transportation Fair Competitive Practices Act of 1973 (49 U.S.C. 1517) (Fly America Act) requires Federal Recipients to use U.S. Flag carriers for Government-financed international air travel to the extent these carriers are available. A Recipient contemplating the use of non-U.S. flag carriers shall consult with the Specialist [UNLVRF Project Manager] prior to the trip.

10.	LIABILITIES AND LOSSES

Except as provided in the Federal Tort Claims Act, DOE assumes no responsibility with respect to any damages or loss arising out of any activities undertaken with the financial support of this award. DOE and the Recipient make no express or implied warranty as to the conditions of the research, or any intellectual property, or products made or developed under this award, or the ownership, merchantability or fitness for a particular purpose of the research or resulting product.

11.	PERMITS AND RESPONSIBILITIES

The Recipient shall be responsible for obtaining any necessary licenses and/or permits and for complying with applicable Federal, state and municipal laws, codes, and regulations in connection with the execution of the work hereunder. The Recipient shall take proper safety and health precautions to protect the workers, the public, the environment, and property.

12.	AMERICAN-MADE EQUIPMENT AND PRODUCTS

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

13.	NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES

Recipients are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under this award. If funds are spent for purposes or in amounts inconsistent with the allowable cost principles or any other provisions governing expenditures DOE may pursue a number of remedies against the Recipient, including, in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the Recipient from future awards, and criminal prosecution for false statements.

Particular care should be taken by the Recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. This award may be used to describe and to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

14.	INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

The Recipient shall immediately notify DOE of: (i) its intent to, or its parent’s intent to, institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) its consent to the institution of an involuntary case under the Bankruptcy Act against it; (iii) the filing of any similar proceeding for or against the Recipient or its parent, or its consent to, the dissolution, winding-up, or readjustment of Recipient’s debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over the Recipient, under any other applicable state or Federal law; or (iv) the insolvency of the Recipient due to its inability to pay its debts generally as they become due.

DOE can unilaterally suspend payments under this Award, or if determined necessary, can unilaterally terminate this Award if reasonable cause exists for DOE to believe that the Recipient is insolvent due to facts which indicate the Recipient is unable to pay its obligations as they mature in the ordinary course of business, or if the Recipient, its parent, or creditors of the recipient, files a petition in bankruptcy against it, or if a court of competent jurisdiction appoints a receiver, trustee, liquidator or conservator with control over the business affairs of the recipient. In such instances, DOE may terminate the award in whole or in part, or suspend payments, if it is determined in the best interests of DOE to do so.

INCORPORATED BY REFERENCE:

10 CFR 600, DOE Financial Assistance Rules
OMB Circular A-133, Audits of States, Local Governments, and Non-Profit
Organizations
DOE Order 241.1, Scientific and Technical Information
DOE Order 241.1-1, Guide to the Management of Scientific and Technical Information

APPENDIX E

UNLV Research Foundation Subcontract #RF-05-HFS-001

HYDROGEN FILLING STATION

ALTAIR NANOMATERIALS, INC.

INTELLECTUAL PROPERTY

Intellectual Property Provisions (GNP-1003)
Grant and Cooperative Agreements
Research, Development, or Demonstration
Nonprofit Organizations

Nonprofit organizations are subject to the intellectual property requirements at 10 CFR 600.13:

(http://www1.pr.doe.gov/f600a27.html and http://www1.pr.doe.gov/f600b136.html)

The patent provisions of this agreement cover all inventions made (reduced to practice for the first time) or conceived in the course of, or under, this Subcontract. Any such inventions should be reported directly to:

Intellectual Property Law Division
U.S. Department of Energy
Chicago Operations Office
9800 S. Cass Avenue
Argonne, IL 60439
(630) 252-2166

A written disclosure of each invention must be forwarded to DOE’s Chicago Operations Office within two months after the inventor discloses the invention to the SUBCONTRACTOR. SUBCONTRACTOR is further required to promptly notify DOE’s Chicago Operations Office of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned for the invention.

If the SUBCONTRACTOR decides to retain title under the subcontract, SUBCONTRACTOR must notify the DOE’s Chicago Operations Office of its election to retain title within two years of disclosing the invention to DOE, but, in any event, at least sixty (60) days prior to the end of the one-year statutory period initiated by publication, on sale, or public use.